Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

B. RILEY PRINCIPAL 150 MERGER CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 14, 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend: https://www.cstproxy.com/ brileyprincipal150mergercorp/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

A FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

B. RILEY PRINCIPAL 150 MERGER CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2022

The undersigned appoints Daniel Shribman and Bryant Riley, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of B. Riley Principal 150 Merger Corp. held of record by the undersigned at the close of business on May 26, 2022 at the Special Meeting of Stockholders of B. Riley Principal 150 Merger Corp. to be held virtually at: https://www.cstproxy.com/brileyprincipal150mergercorp/2022 on July 15, 2022, at 10:00 a.m. New York City time or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 6, PROPOSAL 7 AND PROPOSAL 8 AND IN FAVOR OF ELECTING THE TEN NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement and to Attend the Special Meeting, please go to:
https://www.cstproxy.com/brileyprincipal150mergercorp/2022

PRELIMINARY PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A, 2B, 3A THROUGH 3F, 4, 6, 7 AND 8, AND “FOR” EACH NOMINEE IN PROPOSAL 5.	Please mark your votes like this	☒

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger (the “Original Merger Agreement”), as amended on December 29, 2021 and March 10, 2022, respectively (collectively, the “Merger Agreement Amendments” and together with the Original Merger Agreement and further amendments and/or restatements from time to time, the “Merger Agreement”), by and among BRPM, BRPM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of BRPM (“Merger Sub”), and FaZe Clan Inc., a Delaware corporation (“FaZe”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into FaZe (the “Merger”) with FaZe surviving the Merger as a wholly owned subsidiary of BRPM, and the other transactions contemplated thereby (the Merger and such other transactions, the “Business Combination”). A copy of the Original Merger Agreement is attached to the proxy statement/prospectus as Annex A-1, a copy of the Merger Agreement Amendment dated December 29, 2021 is attached to the proxy statement/prospectus as Annex A-2 and a copy of the Merger Agreement Amendment dated March 10, 2022 is attached to the proxy statement/prospectus as Annex A-3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposals No. 2A and 2B — The Binding Charter Proposals — to consider and vote upon two separate proposals to approve the amendment and restatement of BRPM’s amended and restated certificate of incorporation, dated as of February 18, 2021 (the “Current Charter”), both of which, if approved, would take effect upon the consummation of the Business Combination:
Proposal No. 2A — Binding Charter Proposal A — a proposal for the holders of BRPM’s Class A common stock and Class B common stock, voting together as a single class, to approve the adoption of the second amended and restated certificate of incorporation of BRPM (the “Proposed Charter”), a copy of which is attached to the proxy statement/prospectus as Annex B, which will replace the Current Charter;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2B — Binding Charter Proposal B — a proposal for the holders of BRPM’s Class A common stock to approve an amendment to the Current Charter to (i) increase the number of authorized shares of New FaZe’s capital stock, each with a par value of $0.0001 per share, from 111,000,000 shares consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, to 501,000,000 shares consisting of 500,000,000 shares of New FaZe common stock and 1,000,000 shares of preferred stock and (ii) to provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of New FaZe’s stock entitled to vote, irrespective of the provisions of Section 242(b) (2) of the DGCL;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposals No. 3A through 3F — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals;
Proposal No. 3A — Advisory Charter Proposal A — If the Binding Charter Proposals are approved, the Proposed Charter will remove the provisions for BRPM’s current Class B common stock (which will all convert into New FaZe’s single class of common stock in connection with the Business Combination). Under the Proposed Charter, New FaZe will be authorized to issue 501,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of New FaZe common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of New FaZe preferred stock, par value $0.0001 per share, as opposed to the Current Charter, which authorizes BRPM to issue 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3B — Advisory Charter Proposal B — if the Binding Charter Proposals are approved, the Proposed Charter will provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of New FaZe’s stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3C — Advisory Charter Proposal C — The Proposed Charter will eliminate the ability of stockholders to act by written consent;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3D — Advisory Charter Proposal D — Under the Proposed Charter, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of New FaZe will be required to amend, alter, repeal or rescind Articles V(B) (Preferred Stock), VI (Directors), VII (Stockholder Meetings), VIII (Director Liability), IX (Indemnification), X (Forum Selection), and XI (Amendments) of the Proposed Charter;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3E — Advisory Charter Proposal E —	FOR	AGAINST	ABSTAIN
under the Proposed Charter, the board of directors of New FaZe (the “New FaZe Board”) is expressly authorized to adopt, amend, alter, or repeal New FaZe’s amended and restated bylaws (the “Proposed Bylaws”). The Proposed Bylaws can also be adopted, amended, altered or repealed by the stockholders, provided that any stockholder amendment to the Proposed Bylaws will require approval of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of New FaZe; and	☐	☐	☐
Proposal No. 3F — Advisory Charter Proposal F — The Proposed Charter will change the classification of the New FaZe Board from two classes to three classes, with each class elected for staggered term, as well as with each class consisting, as nearly as may be possible, of one third of the total number of directors constituting the whole board. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, (i), a director may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of New FaZe entitled to vote at an election of directors and (ii) a director may be removed from office at any time only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of voting stock of New FaZe entitled to vote at an election of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of (x) shares of New FaZe common stock pursuant to the terms of the Merger Agreement and (y) shares of New FaZe common stock to certain accredited investors, including affiliates of the Sponsor and an existing stockholder of FaZe (collectively, the “PIPE Investors”) in connection with the PIPE Investment (as later defined in this proxy statement/prospectus), plus any additional shares pursuant to subscription agreements we may enter into prior to Closing;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHOLD	FOR ALL

Proposal No. 5 – The Director Election Proposal — to consider and vote upon a proposal to elect ten (10) directors to serve on the New FaZe Board for staggered three year terms or until their respective successors are duly elected and qualified:

Class I (to serve until the first annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

	ALL ☐	ALL ☐	EXCEPT ☐

(1) Calvin “Snoop Dogg” Cordozar Broadus Jr.

(2) Mickie Rosen

(3) Ross Levinsohn

Class II (to serve until the second annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nomi-nee(s) on the line below.
(4) Angela Dalton (5) Nick Lewin

(6) Paul Hamilton

Class III (to serve until the third annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

(7) Lee Trink

(8) Bruce Gordon

(9) Daniel Shribman

(10) Andre Fernandez

Proposal No. 6 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the New FaZe 2022 Omnibus Incentive Plan (the “Incentive Plan”), a copy of which is attached to the proxy statement/prospectus as Annex D, including the authorization of the initial share reserve under the Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 — The ESPP Proposal — to consider and vote upon a proposal to approve the New FaZe 2022 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the proxy statement/prospectus as Annex E, including the authorization of the initial share reserve under the ESPP;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the foregoing proposals would not be duly approved by our stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.